Filed Pursuant to Rule 424(b)(3)
Registration No. 333-189891

COLE CREDIT PROPERTY TRUST V, INC.
SUPPLEMENT NO. 14 DATED OCTOBER 10, 2014
TO THE PROSPECTUS DATED MARCH 17, 2014
This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust V, Inc. dated March 17, 2014, Supplement No. 10 dated August 15, 2014, which superseded and replaced all previous supplements to the prospectus, Supplement No. 11 dated September 3, 2014, Supplement No. 12 dated September 30, 2014 and Supplement No. 13 dated October 6, 2014. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus, as supplemented to date.
The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Credit Property Trust V, Inc.;
(2)	an update to our suitability standards for Michigan investors;
(3)	updates to our management; and
(4)
the delivery of revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, attached hereto as Appendices B, C, D and E, respectively.

OPERATING INFORMATION
Status of Our Public Offering
The registration statement for our initial public offering of $2,975,000,000 in shares of common stock was declared effective by the U.S. Securities and Exchange Commission on March 17, 2014. We are offering up to 100,000,000 shares in our primary offering and up to 20,000,000 shares pursuant to our distribution reinvestment plan, subject to our ability to reallocate shares between our primary offering and our distribution reinvestment plan. As of October 8, 2014, we had accepted investors’ subscriptions for, and issued, a total of approximately 5.1 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $127.8 million (including shares issued pursuant to our distribution reinvestment plan). As of October 8, 2014, approximately 114.9 million shares of our common stock remained available for sale in the offering for approximately $2.8 billion. In addition, we satisfied the conditions of our special escrow provisions for residents of Pennsylvania, and accepted our initial subscriptions from residents of Pennsylvania, on October 7, 2014.
We will offer shares of our common stock pursuant to the offering until March 17, 2016, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by March 17, 2016, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.
PROSPECTUS UPDATES
Suitability Standards
The prospectus is hereby supplemented by deleting in its entirety the requirement that investors in Michigan must have a liquid net worth of at least 10 times their investment us, as currently provided in the “Suitability Standards” section beginning on page i of the prospectus and the Subscription Agreements attached as Appendices B, C, D and E to the prospectus.
Management
The following information supersedes and replaces the table of officers and directors of our company on page 71 of the prospectus in the “Management — Executive Officers and Directors” section of the prospectus:

Name	Age*	Position(s)
Nicholas S. Schorsch	53	Chairman of the Board of Directors, Chief Executive Officer and President
Simon J. Misselbrook	36	Chief Financial Officer and Treasurer
Elizabeth K. Tuppeny	54	Independent Director
Abby M. Wenzel	54	Independent Director
* As of October 10, 2014.

The “Management — Executive Officers and Directors” section beginning on page 71 of the prospectus is supplemented with the following information.
Simon J. Misselbrook has served as our chief financial officer and treasurer since September 2014. Mr. Misselbrook also serves or served in the following positions for certain other programs sponsored by Cole Capital®:

Entity	Position(s)	Dates
Cole Credit Property Trust, Inc.	Senior vice president of accounting and principal accounting officer	March 2012 — May 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Credit Property Trust II, Inc.	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc.)	Senior vice president of accounting and principal accounting officer	March 2012 — February 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Credit Property Trust IV, Inc.	Chief financial officer and treasurer	September 2014 — Present
	Senior vice president of accounting and principal accounting officer	March 2012 — March 2014
	Vice president of accounting and principal accounting officer	May 2011 — March 2012
Cole Real Estate Income Strategy (Daily NAV), Inc.	Chief financial officer, treasurer and principal accounting officer	September 2014 — Present
	Senior vice president of accounting and principal accounting officer	March 2012 — September 2014
	Vice president of accounting and principal accounting officer	November 2011 — March 2012
Mr. Misselbrook has worked in the real estate industry for more than 13 years, nine of which were specific to the real estate investment trust (REIT) industry. Prior to joining Cole Capital and its affiliates in April 2007, he held the position of audit manager at Deloitte & Touche, LLP in Los Angeles in the real estate group serving multiple clients including the world’s largest commercial real estate services firm, where he was the global engagement manager. Mr. Misselbrook earned his bachelor’s degree in accounting and tax, as well as a master’s degree in accounting science, from the University of South Africa. He is a Certified Public Accountant (licensed in the state of California), a Chartered Accountant (licensed in South Africa) and a member of the American Institute of Certified Public Accountants. He is an active participant in the REIT industry and participates in the Investment Program Association’s Non-Traded REIT Financial Standards Sub-Committee.
The prospectus is hereby supplemented by deleting in their entirety the brief descriptions and references for D. Kirk McAllaster, Jr. and Gavin B. Brandon in the “Management — Executive Officers and Directors” section beginning on page 71 of the prospectus, the “Management — Our Advisor” section beginning on page 79 of the prospectus and the “Beneficial Ownership of Equity Securities” section beginning on page 97 of the prospectus.
Revised Forms of the Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement
The prospectus is hereby supplemented to include revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, which are attached hereto as Appendices B, C, D and E, respectively. Such revised subscription agreements replace in their entirety Appendices B, C, D and E, respectively, to the prospectus, as supplemented to date.

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APPENDIX B

# COLE CREDIT PROPERTY TRUST V, INC.

COLE CAPITAL™

866.907.2653

## INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

### A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1. This subscription is in the amount of $ ____________________ ☐ Check if amount is estimated

   ☐ Initial Subscription (minimum $2,500)

   ☐ Additional Subscription (minimum $1,000) (complete all sections except for B and D *or* complete the separate simplified Additional Subscription Agreement)

   Existing Account # ____________________

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

   ☐ ACH (Copy of voided check required)

   ____________________ ☐ Checking ☐ Savings

   Financial Institution

   ____________________ ____________________

   Routing/Transit # Account #

3. *(Optional)* For purchases without selling commissions, please designate below, if applicable:

   ☐ RIA/WRAP Account ☐ Cole Employee, Affiliate or their Family Member

**ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.**

### B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

   ☐ Individual Ownership (one signature required)

   ☐ Joint Tenants with Right of Survivorship (all parties must sign)

   ☐ Community Property (all parties must sign)

   ☐ Tenants-in-Common (all parties must sign)

   ☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

   ____________________

   Name of Trust

   ____________________

   Date of Trust Tax ID # (if applicable)

   ☐ Transfer on Death (fill out TOD Form to effect designation)

   ☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

   State of ____________________

   Custodian for (minor's name) ____________________

   ☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)

   ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

   ☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)

   ☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)

   ☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

   ☐ Other (specify)

   ____________________

2. Qualified Registration

   ☐ Traditional IRA

   ☐ Roth IRA

   ☐ Keogh Plan

   ☐ Simplified Employee Pension/Trust (S.E.P.)

   ☐ Pension or Profit Sharing Plan (exempt under 401(a))

   ☐ Non-custodial ☐ Custodial

   ____________________

   Plan Name Tax ID #

   ☐ Other (specify)

   ____________________

3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

   ____________________

   Name

   ____________________

   Street/PO Box

   ____________________

   City State Zip

   ____________________

   Custodian Tax ID # (provided by Custodian)

   ____________________

   Custodian or Clearing Firm/Platform Account #

   ____________________

   Custodian Phone

1

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name

Mailing Address

City State Zip

Phone Business Phone

Email Address

SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Co-Investor or Co-Trustee Name (if applicable)

Mailing Address

City State Zip

Phone Business Phone

SSN or Tax ID # Date of Birth

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program Cole Account # SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party (Non-custodial accounts only)

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

Payee Name

Account #

Mailing Address

City State Zip

☐ Direct Deposit (Non-custodial accounts only)
☐ Checking ☐ Savings

Account #

Financial Institution

Routing/Transit #

☐ Check if banking information is same as provided in Section A-2

By signing this agreement, I authorize Cole Credit Property Trust V, Inc. (CCPT V) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCPT V to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-15 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

_____|_____ 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V.

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

2

INVESTOR | CO-INVESTOR

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that the shares are not liquid.

_____|_____ 5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT V and its affiliates.

_____|_____ 6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 7. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 8. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

_____|_____ 9. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

_____|_____ 10. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 11. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

_____|_____ 12. For **New Mexico** residents: My (our) aggregate investments in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

_____|_____ 13. For **North Dakota, Oregon and Pennsylvania** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

_____|_____ 14. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

_____|_____ 15. For **Tennessee** residents: My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, CCPT V will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature Date

Custodian Signature Date

Co-Investor's Signature Date

You should not invest in CCPT V unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT V. In deciding to invest in CCPT V, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT V and each person selling shares of CCPT V common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

☐ **I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

☐ **I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

3

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a. ______________________
Name of Registered Representative

Representative ID # ______ Phone ______

Mailing Address ______________________

City ______ State ______ Zip ______

Email Address ______________________

b. ______________________
Name of Broker-Dealer

Representative CRD # ______________________

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

☐ Please check the box if the purchase is being made in the Registered Representative's or Broker-Dealer's personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer.
ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a. ______________________
Name of RIA Representative

Mailing Address ______________________

City ______ State ______ Zip ______

Phone ______________________

Email Address ______________________

b. ______________________
Name of RIA Office

RIA IARD # ______________________

Name of Clearing Firm ______________________

Name of Broker-Dealer (if applicable) ______________________

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCPT V that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT V is a suitable and appropriate investment for this investor.

____
Signature of Registered or RIA Representative

____
Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
CCPT V
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
CCPT V
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

CCPT5-AGMT-03(10-14)

4

APPENDIX C

COLE CREDIT PROPERTY TRUST V, INC.

• COLE •
CAPITAL™

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

866.907.2653

This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V), who desires to purchase additional shares of CCPT V and who purchased their shares directly from CCPT V. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ______________________ (minimum $1,000) ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

______________________ ☐ Checking ☐ Savings
Financial Institution

______________________ ______________________
Routing/Transit # Account #

B REGISTRATION INFORMATION

______________________ ______________________
Existing Account Registration (name of Account) SSN or Tax ID #

____
Existing Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

______________________ ______________________ ______________________
Name of Cole Program Cole Account # SSN or Tax ID #

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-15 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

_____ | _____ 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V.

_____ | _____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____ | _____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____ | _____ 4. I (we) acknowledge that the shares are not liquid.

_____ | _____ 5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT V and its affiliates.

_____ | _____ 6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth

_____ | _____ 7. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____ | _____ 8. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

_____ | _____ 9. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

_____ | _____ 10. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____ | _____ 11. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

1

C-1

INVESTOR | CO-INVESTOR

______|______ 12. For **New Mexico** residents: My (our) aggregate investments in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

______|______ 13. For **North Dakota, Oregon and Pennsylvania** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

______|______ 14. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

______|______ 15. For **Tennessee** residents: My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here: ______________________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, CCPT V will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

____
Investor's Signature　　Date

____
Custodial Signature　　Date

____
Co-Investor's Signature　　Date

You should not invest in CCPT V unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT V. In deciding to invest in CCPT V, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT V and each person selling shares of CCPT V common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

☐ **I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

☐ **I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

____
Name of Registered Representative

____
Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

____
Name of RIA Representative

____
RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCPT V that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT V is a suitable and appropriate investment for this investor.

____
Signature of Registered or RIA Representative

____
Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
CCPT V
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
CCPT V
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

CCPT5-AI-03 (10-14)
2

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST V, INC.
COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

COLE CAPITAL™
866.907.2653

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

1. This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ ______________ COLE CREDIT PROPERTY TRUST V, INC.

- ☐ Initial Subscription (minimum $2,500)
- ☐ Additional Subscription (minimum $1,000)
- Existing Account # ______________
- ☐ Check if amount is estimated

b. $ ______________ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

- ☐ Initial Subscription (minimum $2,500)
- ☐ Additional Subscription (minimum $1,000)
- Existing Account # ______________
- ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

☐ ACH (Copy of voided check required)

______________ Financial Institution ☐ Checking ☐ Savings

______________ Routing/Transit #

______________ Account #

3. *(Optional)* For purchases without selling commissions, please designate below, if applicable:

☐ RIA/WRAP Account ☐ Cole Employee, Affiliate or their Family Member

ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

- ☐ Individual Ownership (one signature required)
- ☐ Joint Tenants with Right of Survivorship (all parties must sign)
- ☐ Community Property (all parties must sign)
- ☐ Tenants-in-Common (all parties must sign)
- ☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

______________ Name of Trust

______________ Date of Trust ______________ Tax ID # (if applicable)

- ☐ Transfer on Death (fill out TOD Form to effect designation)
- ☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

State of ______________

Custodian for (minor's name) ______________

- ☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
  ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
- ☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
- ☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
- ☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
- ☐ Other (specify) ______________

2. Qualified Registration

- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ Keogh Plan
- ☐ Simplified Employee Pension/Trust (S.E.P.)
- ☐ Pension or Profit Sharing Plan (exempt under 401(a))
  ☐ Non-custodial ☐ Custodial

______________ Plan Name ______________ Tax ID #

☐ Other (specify) ______________

3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

______________ Name

______________ Street/PO Box

______________ City ______________ State ______________ Zip

______________ Custodian Tax ID # (provided by Custodian)

______________ Custodian or Clearing Firm/Platform Account #

______________ Custodian Phone

1

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name

Mailing Address

City State Zip

Phone Business Phone

Email Address

SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Co-Investor or Co-Trustee Name (if applicable)

Mailing Address

City State Zip

Phone Business Phone

SSN or Tax ID # Date of Birth

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program Cole Account # SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan

☐ Send to Custodial Account (listed in Section B-3)

☐ Mail to Address of Record (Non-custodial accounts only)

☐ Mail to Brokerage Account or Third Party (Non-custodial accounts only)

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

☐ Direct Deposit (Non-custodial accounts only)

☐ Checking ☐ Savings

Payee Name

Account #

Mailing Address

City State Zip

Account #

Financial Institution

Routing/Transit #

☐ Check if banking information is same as provided in Section A-2

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

2

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

_____|_____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust V, Inc. (CCPT V) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

_____|_____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

_____|_____ 8. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

_____|_____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

_____|_____ 11. For **New Mexico** residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

_____|_____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

_____|_____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

_____|_____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

_____|_____ 8. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

_____|_____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

_____|_____ 11. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

_____|_____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

_____|_____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

3

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature ______ Date ______ Custodian Signature ______ Date ______

Co-Investor's Signature ______ Date ______

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

☐ **I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.**

☐ **I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.**

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a. ______
Name of Registered Representative

Representative ID # ______ Phone ______

Mailing Address ______

City ______ State ______ Zip ______

Email Address ______

b. ______
Name of Broker-Dealer

Representative CRD # ______

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

☐ Please check the box if the purchase is being made in the Registered Representative's or Broker-Dealer's personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer. **ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.**

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a. ______
Name of RIA Representative

Mailing Address ______

City ______ State ______ Zip ______

Phone ______

Email Address ______

b. ______
Name of RIA Office

RIA IARD # ______

Name of Clearing Firm ______

Name of Broker-Dealer (if applicable) ______

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative ______

Signature of Broker-Dealer or Clearing Firm/Platform (if applicable) ______

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
COLE REIT
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
COLE REIT
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

JOINT 3-AGMT-03 (10-14) 4

APPENDIX E

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST V, INC.
COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

COLE CAPITAL™

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

866.907.2653

This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V) and/ or Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCPT V and/or CCIT II and who purchased their shares directly from CCPT V and/or CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement, CCIT II Initial Subscription Agreement or the CCPT V/CCIT II Joint Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ ____________________ COLE CREDIT PROPERTY TRUST V, INC. (minimum $1,000) ☐ Check if amount is estimated

b. $ ____________________ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. (minimum $1,000) ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

______________________________ ☐ Checking ☐ Savings
Financial Institution

______________________________ ______________________________
Routing/Transit # Account #

B REGISTRATION INFORMATION

______________________________ ______________________________
Existing Account Registration (name of Account) SSN or Tax ID #

____
Existing Account #

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

______________________ ______________________ ______________________
Name of Cole Program Cole Account # SSN or Tax ID #

1

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

____ | ____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V and CCIT II.

____ | ____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

____ | ____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

____ | ____ 4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

____ | ____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

____ | ____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

____ | ____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

____ | ____ 8. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

____ | ____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

____ | ____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

____ | ____ 11. For **New Mexico** residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

____ | ____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

____ | ____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

____ | ____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

____ | ____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

____ | ____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

____ | ____ 8. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

____ | ____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

____ | ____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

____ | ____ 11. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

____ | ____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

____ | ____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

2

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here: ______________________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature	Date	Custodian Signature	Date
Co-Investor's Signature	Date		

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

☐ **I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.**

☐ **I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.**

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

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ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
COLE REIT
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
COLE REIT
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

JOINT-3-AI-03 (10-14) 4

CCPT5-SUP-14